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                                                                     EXHIBIT 16

                              ARTHUR ANDERSEN LLP
                             633 WEST FIFTH STREET
                          LOS ANGELES, CA 90071-2008
                                 213 614 6500



May 28, 1996

Mr. Michael H. Sutton
Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Mr. Sutton:

This letter serves to confirm that we have read Item 4b included in the attached Form 8-k dated May 22, 1996 of UnionBanCal Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


LAO/(C)BAN036-L

Attachment

Copy to:    Mr. David W. Ehlers
            Mr. Donald R. Meyer
            Mr. Takahiro Moriguchi
            Mr. Kanetaka Yoshida
            Mr. Sidney Peterson